Exhibit 99.1

Cumulus Media Inc. and Citadel Broadcasting Corporation Announce FCC Approval of Pending Merger

ATLANTA and LAS VEGAS – September 14, 2011 – (BUSINESS WIRE) – Cumulus Media Inc. (“Cumulus Media”) (NASDAQ: CMLS) and Citadel Broadcasting Corporation (“Citadel”) (OTC Link on the OTCQB tier: CDELA, CDELB, & CDDGW) today announced that the Federal Communications Commission (“FCC”) has approved the pending merger of a wholly-owned indirect subsidiary of Cumulus Media and Citadel (the “Merger”). With this approval and the previously announced termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), Cumulus Media and Citadel have now received all required regulatory approvals in connection with the Merger. As previously disclosed, in connection with the termination of the waiting period under the HSR Act, Cumulus Media will divest three radio stations in two markets – Flint, Michigan and Harrisburg, Pennsylvania. The Merger remains subject to approval by the stockholders of Citadel, as well as other customary closing conditions.

Also as previously disclosed, Citadel’s special meeting of stockholders to approve the Merger will be held on Thursday, September 15, 2011, and the deadline for Citadel’s stockholders to make an election with respect to the consideration they wish to receive in the Merger is 5:00 p.m., New York City time, also on September 15, 2011.

About Cumulus Media

Cumulus Media Inc. is the second largest radio broadcaster in the United States based on station count, controlling approximately 346 radio stations in 68 U.S. media markets. Cumulus Media believes it is the fourth largest radio broadcast company in the United States based on net revenues. Cumulus Media’s headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com.

About Citadel

Citadel Broadcasting Corporation is the third largest radio group in the United States based on revenues, with a national footprint reaching more than 50 markets. Citadel is comprised of 166 FM stations and 59 AM stations in the nation’s leading markets, in addition to owning and operating the Citadel Media business, which is among the largest radio networks in the U.S. For more information, visit www.citadelbroadcasting.com.

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Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements are statements other than historical fact, and include statements relating to, among other things, the pending merger of Cumulus Media and Citadel, including the timing of the completion thereof. Actual results could differ materially from those predicted in any such forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Such factors, include, but are not limited to, the possibility that the Merger is not consummated for any reason, including the failure to obtain stockholder approvals or to satisfy any other conditions to the Merger, failure to realize the expected benefits of the Merger, and general economic and business conditions that may affect the companies before or following the Merger. For additional information regarding risks and uncertainties associated with Cumulus Media and Citadel, see Cumulus Media’s and Citadel’s filings with the Securities and Exchange Commission (the “SEC”), including their respective annual reports on Form 10-K for the year ended December 31, 2010 and their respective subsequently filed periodic and other reports. Cumulus Media and Citadel assume no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.

Additional Information

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Citadel or Cumulus Media. Cumulus Media has filed a registration statement on Form S-4 (SEC File No. 333-175477), which includes a joint information statement of Cumulus Media and proxy statement of Citadel, with the SEC in connection with the Merger. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THAT FILING, AND ANY OTHER FILINGS THAT MAY BE MADE WITH THE SEC IN CONNECTION WITH THE MERGER WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN, AND WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE MERGER. Those documents as well as Cumulus Media’s and Citadel’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and, for Cumulus Media’s filings, at Cumulus Media’s website at www.cumulus.com or, for Citadel’s filings, at Citadel’s website at www.citadelbroadcasting.com.

Contact:

Cumulus Media Inc.

J.P. Hannan 404-260-6671

Senior Vice President, Treasurer & Chief Financial Officer

jp.hannan@cumulus.com

Citadel Broadcasting Corporation

Patricia Stratford

212-297-5860

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